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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): AUGUST 25, 2004

                              --------------------


                        COMMUNITY SHORES BANK CORPORATION
             (Exact name of registrant as specified in its charter)


           MICHIGAN                    000-51166              38-3423227
(State or other jurisdiction       (Commission File        (IRS Employer
      of incorporation)                Number)          Identification Number)


     1030 W. NORTON AVENUE, MUSKEGON, MICHIGAN                  49441
     (Address of principal executive offices)                 (Zip Code)

Registrant's telephone number, including area code            231-780-1800



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):


/ / Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)


/ / Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)


/ / Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))


/ / Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))





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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.


         On August 25, 2004, the Board of Directors of Community Shores Bank Corporation approved increases to the annual retainer and meeting fees for non-employee directors. The increases became effective as of January 1, 2005. Details of the adopted compensation arrangement are as follows:

         The non-employee directors are paid a $1,500 retainer and $200 fee per meeting that they attend. The Chairmen of the Audit Committee, Compensation Committee and Governance Committee receive an additional $50 for each of these meetings that they chair. The Chairman of the Board receives an additional $150 for each meeting of the Board of Directors that he chairs. When meetings are held on the same day of the Boards of Directors of the Company and the Bank, directors usually receive only one meeting and chairperson fee for the two Board meetings.

















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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 COMMUNITY SHORES BANK CORPORATION

                                 By:  /S/ TRACEY A. WELSH
                                    --------------------------------------
                                      Tracey A. Welsh
                                      Senior Vice President,
                                      Chief Financial Officer and Treasurer

Date:  March 22, 2005






























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